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                                                                     Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, National Trust 236, California Trust 170, Florida Trust 87 and New Jersey Trust 139

  We consent to the use of our report dated August 18, 1999, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                             KPMG LLP

New York, New York
August 18, 1999